UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2024

BLACKSTAR ENTERPRISE GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55730	27-1120628
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4450 Arapahoe Ave., Suite 100

Boulder, CO 80303

(Address of Principal Executive Offices)

(303) 500-3210

(Registrant's Telephone Number, Including Area Code)

________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company /X/

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. /X/

SECTION 2 – FINANCIAL INFORMATION

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Update to November 6, 2023 Nevada Lawsuit

In the Quarterly Report for the period that ended September 30, 2023, the Company reported that, subsequent to the end of the period, GS Capital Partners LLC (“Plaintiff”) filed a lawsuit against the Company in Nevada. The lawsuit relates to a claim regarding the purported unavailability of shares to convert against the remaining principal and interest on a Promissory Note entered into on October 11, 2021, which had a remaining principal balance of $33,682. At the outset of the case, a temporary restraining order was entered preventing the Company from trading any shares. As currently postured, Plaintiff seeks specific performance (a mandatory injunction) requiring the conversion of approximately 257,000,000 shares and possibly additional recovery of legal fees and interest. The lawsuit increases the Company’s financial and administrative burdens and is a risk to the Company’s capital. The following is a litigation update subsequent to the update provided in the Form 8-K filed January 23, 2024.

On February 27, 2024, the Company, through its attorneys, filed an answer to Plaintiff’s complaint and counterclaims against Plaintiff. In addition to denying many of the allegations laid out in the lawsuit, the Company invokes several affirmative defenses that bar Plaintiff’s recovery in the action and alleges that Plaintiff breached the terms of the agreement, including, but not limited to, obtaining the conversion of BlackStar’s stock after the Promissory Note was fully paid off.

Amongst other claims, the Company alleges that the Plaintiff acted in bad faith and in violation of usury laws by recovering an estimated $600,000 dollars in BlackStar stock off of a $60,000 promissory note, estimated at a roughly 170% interest rate. The Company seeks a judgment in its favor and against Plaintiff, compensatory damages in an amount to be proven at trial, declaratory relief voiding the agreement as illegal under Section 29(b) of the Securities Act, punitive damages in an amount to be proven at trial, interest on all damages, and attorneys’ fees. The Company awaits a response to the counterclaims.

The risks of continued litigation on this matter are as follows: the Company may need to increase the authorized shares of common stock in order to accommodate any continued conversions, judgments, or settlements, and the Company could be exposed to further risks of lawsuits for similar issues. The Company will also expend additional resources in the ongoing litigation and any potential resolutions outside the above-reference conversions to common stock (which were already contemplated in the original convertible promissory note), negatively impacting its financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLACKSTAR ENTERPRISE GROUP, INC.

By: /s/ Joseph E. Kurczodyna

____________________________________

Joseph Kurczodyna, Chief Executive Officer

Date: March 12, 2024